UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

Ciber, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ciber, Inc. (the "Company") is filing this Amendment No. 1 to Form 8-K to amend the Company's Current Report on Form 8-K filed on October 28, 2014 (the "Original Form 8-K") in order to correct an error in the media release issued by the Company on October 28, 2014 and furnished as Exhibit 99.1 to the Original Form 8-K.
In the section titled "Capital Deployment and Liquidity,” a typographical error was made in reporting capital expenditures. The media release stated that “Capital expenditures totaled $7.9 million in the quarter” and has been corrected to state that “Capital expenditures totaled $7.9 million in the year-to-date period.” The corrected media release is furnished with this Amendment No. 1 to Form 8-K. There are no other changes to the information contained in the Original Form 8-K.
The information in this Form 8-K/A (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01(d).  Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 28, 2014 Reporting Third Quarter 2014 Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ciber, Inc.

Date: October 28, 2014	By:	/s/ Christian M. Mezger
Christian M. Mezger
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description

99.1	Press Release dated October 28, 2014 Reporting Third Quarter 2014 Results.